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                                                                      Exhibit 21

                     SUBSIDIARIES OF MILLIPORE CORPORATION

Company Name                             Jurisdiction of Organization
------------                             ----------------------------
BCL Acquisition Corp.                             Delaware
BCL Holding Corp.                                 Delaware
Bioprocessing Corporation Limited                 United Kingdom
Bioprocessing Limited                             United Kingdom
Millicorp, Inc.                                   Delaware
Millilux S.a.r.L.                                 Luxembourg
Millipore Asia Ltd.                               Delaware
Millipore Korea Co. Ltd.                          Korea
Millipore Singapore Pte. Ltd.                     Singapore
Millipore Cidra, Inc.                             Delaware
Millipore Intertech (V.I.), Inc.                  U.S. Virgin Islands
Millipore (Canada) Ltd.                           Canada
Millipore S.A. de C.V.                            Mexico
Millipore GesmbH                                  Austria
Millipore Kft                                     Hungary
Millipore S.R.O.                                  Czech Republic
Millipore Sp.z.o.o.                               Poland
Millipore Investment Holdings Limited             Delaware
Millipore International Holding Company B.V.      Netherlands
Millipore S.A./N.V.                               Belgium
Millipore (U.K.) Ltd.                             United Kingdom
Millipore S.A.                                    France
Millipore Ireland B.V.                            Netherlands
Millipore Dublin International Finance Company    Ireland
Millipore GmbH                                    Germany
Millipore S.p.A.                                  Italy
Millipore AB                                      Sweden
Millipore AS                                      Norway
Millipore AG                                      Switzerland
Millipore A/S                                     Denmark
Millipore Australia Pty. Ltd.                     Australia
Millipore Iberica S.A.                            Spain
Millipore Industria E Comercio Ltda.              Brazil
Millipore OY                                      Finland
Millipore B.V.                                    Netherlands
Millipore China Ltd.                              Hong Kong
Millipore S.a.r.L.                                Luxembourg
Millipore Pacific Limited                         Delaware
Millipore (Suzhou) Filter Company Limited         Peoples Republic of China
Minerva Insurance Co. Ltd.                        Bermuda
Nihon Millipore Limited                           Japan
Vermeer                                           Ireland